Exhibit 10.5

                      AMENDED AND RESTATED
            EXECUTIVE TERMINATION BENEFITS AGREEMENT


     THIS AMENDED AND RESTATED EXECUTIVE TERMINATION BENEFITS

AGREEMENT (this "Agreement"), dated as of the 1st day of April,

2004, is among AMR CORPORATION, a Delaware corporation, AMERICAN

AIRLINES, INC., a Delaware corporation (collectively the

"Company"), and JEFFREY J. BRUNDAGE (the "Executive").



                      W I T N E S S E T H:



     WHEREAS, the Company considers it essential to the best

interests of the Company and its stockholders that its management be encouraged to remain with the Company and to continue to

devote full attention to the Company's business in the event an effort is made to obtain control of the Company through a tender offer or otherwise;

     WHEREAS, the Company recognizes that the possibility of a

change in control and the uncertainty and questions which it may raise among management may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders;

     WHEREAS, the Company's Board of Directors (the "Board") has

determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management to their assigned duties without distraction in the face of the potentially disturbing

circumstances arising from the possibility of a change in control of the Company;

     WHEREAS, the Executive is a key Executive of the Company;

     WHEREAS, the Company believes the Executive has made

valuable contributions to the productivity and profitability of the Company;

     WHEREAS, should the Company receive any proposal from a

third person concerning a possible business combination with or acquisition of equity securities of the Company, the Board

believes it imperative that the Company and the Board be able to rely upon the Executive to continue in his position, and that the

Company be able to receive and rely upon his advice as to the best interests of the Company and its stockholders without

concern that he might be distracted by the personal uncertainties and risks created by such a proposal; and

     WHEREAS, should the Company receive any such proposals, in addition to the Executive's regular duties, he may be called upon to assist in the assessment of such proposals, advise management and the Board as to whether such proposals would be in the best interests of the Company and its stockholders, and to take such other actions as the Board might determine to be appropriate.

     NOW, THEREFORE, to assure the Company that it will have the continued undivided attention and services of the Executive and the availability of his advice and counsel notwithstanding the possibility, threat or occurrence of a bid to take over control of the Company, and to induce the Executive to remain in the employ of the Company, and for other good and valuable

consideration, the Company and the Executive agree as follows:

     1.   Change in Control

     For purposes of this Agreement, a Change in Control of the

Company shall be deemed to have taken place if:

          (a)  any person as defined in Section 3(a)(9) of the

Securities Exchange Act of 1934, as amended from time to time

                             2



(the "Exchange Act"), and as used in Sections 13(d) and 14(d)

thereof, including a "group" as defined in Section 13(d) of the

Exchange Act (a "Person"), but excluding the Company, any

subsidiary of the Company and any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company

(including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule

13(d)-3 under the Exchange Act, as amended from time to time) of securities of the Company representing 15% or more of the

combined voting power of the Company's then outstanding

securities; or

          (b)  individuals who, as of the date hereof, constitute

the Board (the "Incumbent Board") cease for any reason to

constitute at least a majority of the Board; provided, however,

that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the

Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (c)  consummation of a reorganization, merger or

consolidation or sale or other disposition of all or

substantially all of the assets of the Company or the acquisition of the assets of another corporation (a "Business Combination"),

in each case, unless, following such Business Combination,

(i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of common stock of the Company and the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors

immediately prior to such Business Combination beneficially own,


                            3


directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote

generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination

(including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation

resulting from such Business Combination) beneficially owns,

directly or indirectly, 15% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business

Combination, and (iii)  at least a majority of the members of the board of directors of the corporation resulting from such

Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Incumbent Board, providing for such Business Combination;

or

          (d)  approval by the stockholders of the Company of a

complete liquidation or dissolution of the Company.

     2.   Circumstances Triggering Receipt of Severance Benefits

          (a)  Subject to Section 2(c), the Company will provide

the Executive with the benefits set forth in Section 4 upon any termination of the Executive's employment:

               (i)  by the Company at any time within the first

          24 months after a Change in Control;


                                  4



               (ii) by the Executive for "Good Reason" (as

          defined in Section 2(b) below) at any time within the

          first 24 months after a Change in Control;

               (iii)     by the Executive pursuant to Section

          2(d); or

               (iv) by the Company or the Executive pursuant to

          Section 2(e).

          (b)  In the event of the occurrence of a Change in

Control, the Executive may terminate employment with the Company and/or any subsidiary for "Good Reason" with the right to

benefits set forth in Section 4 upon the occurrence of one or more of the following events (regardless of whether any other reason, other than Cause as provided below, for such termination exists or has occurred, including without limitation other

employment):

               (i)  Failure to elect or reelect or otherwise to

          maintain the Executive in the office or the position,

          or a substantially equivalent office or position, of or

          with the Company and/or a subsidiary, as the case may

          be, which the Executive held immediately prior to a

          Change in Control, or the removal of the Executive as a

          director of the Company and/or a subsidiary (or any

          successor thereto) if the Executive shall have been a

          director of the Company and/or a subsidiary immediately

          prior to the Change in Control;

               (ii) (A) A significant adverse change in the

          nature or scope of the authorities, powers, functions,

          responsibilities or duties attached to the position

          with the Company and/or any subsidiary which the

          Executive held immediately prior to the Change in

          Control, (B) a reduction in the aggregate of the

          Executive's annual base salary rate and annual

          incentive compensation target to be received from the

          Company and/or any subsidiary, or (C) the termination

          or denial of the Executive's rights to Employee


                                 5


          Benefits (as defined below) or a reduction in the scope

          or value thereof, any of which is not remedied by the

          Company within 10 calendar days after receipt by the

          Company of written notice from the Executive of such

          change, reduction or termination, as the case may be;

               (iii)     A determination by the Executive (which

          determination will be conclusive and binding upon the

          parties hereto provided it has been made in good faith

          and in all events will be presumed to have been made in

          good faith unless otherwise shown by the Company by

          clear and convincing evidence) that a change in

          circumstances has occurred following a Change in

          Control, including, without limitation, a change in the

          scope of the business or other activities for which the

          Executive was responsible immediately prior to the

          Change in Control, which has rendered the Executive

          substantially unable to carry out, has substantially

          hindered Executive's performance of, or has caused the

          Executive to suffer a substantial reduction in, any of

          the authorities, powers, functions, responsibilities or

          duties attached to the position held by the Executive

          immediately prior to the Change in Control, which

          situation is not remedied within 10 calendar days after

          written notice to the Company from the Executive of

          such determination;

               (iv) The liquidation, dissolution, merger,

          consolidation or reorganization of the Company or

          transfer of all or substantially all of its business

          and/or assets, unless the successor or successors (by

          liquidation, merger, consolidation, reorganization,

          transfer or otherwise) to which all or substantially

          all of its business and/or assets have been transferred

          (directly or by operation of law) assumed all duties


                                      6


          and obligations of the Company under this Agreement

          pursuant to Section 9(a);

               (v)  The Company relocates its principal executive

          offices, or requires the Executive to have his

          principal location of work changed, to any location

          that is in excess  of 50 miles from the location

          thereof immediately prior to the Change in Control, or

          requires the Executive to travel away from his office

          in the course of discharging his responsibilities or

          duties hereunder at least 20% more (in terms of

          aggregate days in any calendar year or in any calendar

          quarter when annualized for purposes of comparison to

          any prior year) than was required of Executive in any

          of the three full years immediately prior to the Change

          in Control without, in either case, his prior written

          consent; or

               (vi) Without limiting the generality or effect of

          the foregoing, any material breach of this Agreement by

          the Company or any successor thereto, which breach is

          not remedied within 10 calendar days after written

          notice to the Company from the Executive describing the

          nature of such breach.

          (c)  Notwithstanding Sections 2(a) and (b) above, no

benefits shall be payable by reason of this Agreement in the event of:

               (i)  Termination of the Executive's employment

          with the Company and its subsidiaries by reason of the

          Executive's death or Disability, provided that the

          Executive has not previously given a valid "Notice of

          Termination" pursuant to Section 3.  For purposes

          hereof, "Disability" shall be defined as the inability

          of Executive due to illness, accident or other physical

          or mental disability to perform his duties for any

          period of six consecutive months or for any period of


                                      7



          eight months out of any 12-month period, as determined

          by an independent physician selected by the Company and

          reasonably acceptable to the Executive (or his legal

          representative), provided that the Executive does not

          return to work on substantially a full-time basis

          within 30 days after written notice from the Company,

          pursuant to Section 3, of an intent to terminate the

          Executive's employment due to Disability;

               (ii) Termination of the Executive's employment

          with the Company and its subsidiaries on account of the

          Executive's retirement at or after age 65, pursuant to

          the Company's Retirement Benefit Plan; or

               (iii)     Termination of the Executive's

          employment with the Company and its subsidiaries for

          Cause.  For the purposes hereof, "Cause" shall be

          defined as a felony conviction of the Executive or the

          failure of the Executive to contest prosecution for a

          felony, or the Executive's wilful misconduct or

          dishonesty, any of which is directly and materially

          harmful to the business or reputation of the Company or

          any subsidiary or affiliate.  Notwithstanding the

          foregoing, the Executive shall not be deemed to have

          been terminated for "Cause" hereunder unless and until

          there shall have been delivered to the Executive a copy

          of a resolution duly adopted by the affirmative vote of

          not less than three quarters of the Board then in

          office at a meeting of the Board called and held for

          such purpose, after reasonable notice to the Executive

          and an opportunity for the Executive, together with his

          counsel (if the Executive chooses to have counsel

          present at such meeting), to be heard before the Board,

          finding that, in the good faith opinion of the Board,

          the Executive had committed an act constituting "Cause"


                                    8


          as herein defined and specifying the particulars

          thereof in detail.  Nothing herein will limit the right

          of the Executive or his beneficiaries to contest the

          validity or propriety of any such determination.

     This Section 2(c) shall not preclude the payment of any

amounts otherwise payable to the Executive under any of the

Company's employee benefit plans, stock plans, programs and

arrangements and/or under any Employment Agreement.

          (d)  Notwithstanding anything contained in this

Agreement to the contrary, in the event of a Change in Control,

the Executive may terminate employment with the Company and any subsidiary for any reason, or without reason, by providing Notice of Termination pursuant to Section 3 during the 30-day period immediately following the first anniversary of the first

occurrence of a Change in Control with the right to the benefits set forth in Section 4.

          (e)  Any termination of employment of the Executive,

including a termination for "Good Reason," but excluding a

termination for "Cause," or the removal of the Executive from the office or position in the Company or any subsidiary that occurs

(i) not more than 180 days prior to the date on which a Change in

Control occurs and (ii) following the commencement of any

discussion with a third person that ultimately results in a

Change in Control shall be deemed to be a termination or removal of the Executive after a Change in Control for purposes of this

Agreement.

     3.   Notice of Termination

     Any termination of the Executive's employment with the

Company and its subsidiaries as contemplated by Section 2 shall be communicated by written "Notice of Termination" to the other party hereto.  Any "Notice of Termination" shall indicate the effective date of termination which shall not be less than 30 days or more than 60 days after the date the Notice of


                                 9


Termination is delivered (the "Termination Date"), the specific provision in this Agreement relied upon, and, except for a

termination pursuant to Section 2(d), will set forth in

reasonable detail the facts and circumstances claimed to provide a basis for such termination including, if applicable, the

failure after provision of written notice by the Executive to effect a remedy pursuant to the final clause of Section 2(b)(ii),

2(b)(iii) or 2(b)(vi).

     4.   Termination Benefits

     Subject to the conditions set forth in Section 2, the

following benefits shall be paid or provided to the Executive:

          (a)  Compensation

          The Company shall pay to the Executive two times the

sum of (i) "Base Pay", which shall be an amount equal to the greater of (A) the Executive's effective annual base salary at the Termination Date or (B) the Executive's effective annual base salary immediately prior to the Change in Control, plus (ii)

"Incentive Pay" equal to the greater of (x) the target annual bonus payable to the Executive under the Company's Incentive

Compensation Plan or any other annual bonus plan for the fiscal year of the Company in which the Change in Control occurred or

(y) the highest annual bonus earned by the Executive under the

Company's Incentive Compensation Plan or any other annual bonus plan (whether paid currently or on a deferred basis) with respect to any 12 consecutive month period during the three fiscal years of the Company immediately preceding the fiscal year of the

Company in which the Change in Control occurred.







                                   10




          (b)  Welfare Benefits

          For a period of 36 months following the Termination

Date (the "Continuation Period"), the Company shall arrange to provide the Executive with benefits, including travel accident,

major medical, dental, vision care and other welfare benefit programs in effect immediately prior to the Change in Control

("Employee Benefits") substantially similar to those that the

Executive was receiving or entitled to receive immediately prior to the Termination Date (or, if greater, immediately prior to the reduction, termination, or denial described in Section

2(b)(ii)(C)).  If and to the extent that any benefit described in this Section 4(b) is not or cannot be paid or provided under any policy, plan, program or arrangement of the Company or any

subsidiary, as the case may be, then the Company will itself pay or provide for the payment to the Executive, his dependents and beneficiaries, of such Employee Benefits along with, in the case of any benefit which is subject to tax because it is not or

cannot be paid or provided under any such policy, plan, program or arrangement of the Company or any subsidiary, an additional amount such that after payment by the Executive, or his

dependents or beneficiaries, as the case may be, of all taxes so imposed, the recipient retains an amount equal to such taxes.

Employee Benefits otherwise receivable by the Executive pursuant to this Section 4(b) will be reduced to the extent comparable welfare benefits are actually received by the Executive from another employer during the Continuation Period, and any such benefits actually received by the Executive shall be reported by the Executive to the Company.

          (c)  Retirement Benefits

          The Executive shall be deemed to be completely vested

in Executive's currently accrued benefits under the Company's

Retirement Benefit Plan and Supplemental Executive Retirement

Plan ("SERP") in effect as of the date of Change in Control


                                11



(collectively, the "Plans"), regardless of his actual vesting service credit thereunder.  In addition, the Executive shall be deemed to earn service credit for benefit calculation purposes thereunder for the Continuation Period.  Benefits under the Plans will become payable at any time designated by the Executive

following termination of the Executive's employment with the

Company and its subsidiaries after the Executive reaches age 55,

subject to the terms of the Plans regarding the actuarial

adjustment of benefit payments commencing prior to normal

retirement age.  The benefits to be paid pursuant to the Plans shall be calculated as though the Executive's compensation rate for each of the five years immediately preceding his retirement equaled the sum of Base Pay plus Incentive Pay.  Any benefits payable pursuant to this Section 4(c) that are not payable out of the Plans for any reason (including but not limited to any

applicable benefit limitations under the Employee Retirement

Income Security Act of 1974, as amended, or any restrictions relating to the qualification of the Company's Retirement Benefit

Plan under Section 401(a) of the Internal Revenue Code of 1986,

as amended (the "Code")) shall be paid directly by the Company out of its general assets.

          (d)  Relocation Benefits

          If the Executive moves his residence in order to pursue

other business or employment opportunities during the

Continuation Period and requests in writing that the Company provide relocation services, he will be reimbursed for any

expenses incurred in that initial relocation (including taxes payable on the reimbursement) which are not reimbursed by another employer.  Benefits under this provision will include assistance in selling the Executive's home and all other assistance and benefits which were customarily provided by the Company to

transferred executives prior to the Change in Control.

          (e)  Executive Outplacement Counseling


                                 12



          At the request of the Executive made in writing during

the Continuation Period, the Company shall engage an outplacement counseling service of national reputation to assist the Executive in obtaining employment.

          (f)  Stock Based Compensation Plans

               (i)  Any issued and outstanding Stock Options (to

          the extent they have not already become exercisable)

          shall become exercisable as of the date on which the

          Change in Control occurs, unless otherwise specifically

          provided at the time such options are granted.

               (ii) The Company's right to rescind any award of

          stock to the Executive under the Company's 1988 Long

          Term Incentive Plan or the Company=s 1998 Long Term

          Incentive Plan (or any successor plan) shall terminate

          upon a Change in Control, and all restrictions on the

          sale, pledge, hypothecation or other disposition of

          shares of stock awarded pursuant to such plan shall be

          removed at the Termination Date, unless otherwise

          specifically provided at the time such award(s) are

          made.

               (iii)     The Executive's rights under any other

          stock based compensation plan shall vest (to the extent

          they have not already vested) and any performance

          criteria shall be deemed met at target as of the date

          on which a Change in Control occurs, unless otherwise

          specifically provided at the time such right(s) are

          granted.

          (g)  Split Dollar Life Insurance

          The Company shall pay to the Executive a lump sum equal

to the cost on the Termination Date of purchasing, at standard


                                   13


independent insurance premium rates, an individual paid up

insurance policy providing benefits equal to the benefits

provided by the Company's Split Dollar Life Insurance coverage immediately prior to the date of the Change in Control.

          (h)  Other Benefits

               (i)  The Executive shall have all flight

          privileges provided by the Company to Directors as of

          the date of Change in Control until the Executive

          reaches age 55, at which time he shall have all flight

          privileges provided by the Company to its retirees who

          held the same or similar position as the Executive

          immediately prior to the Change in Control.

               (ii) The Executive, at the Executive's option,

          shall be entitled to continue the use of the

          Executive's Company-provided automobile during the

          Continuation Period under the same terms that applied

          to the automobile immediately prior to the Change in

          Control, or to purchase the automobile at its book

          value as of the Termination Date.

               (iii)     The Company shall pay to the Executive

          an amount equal to the cost to the Company of providing

          any other perquisites and benefits of the Company in

          effect immediately prior to the Change in Control,

          calculated as if such benefits were continued during

          the Continuation Period.

          (i)  Accrued Amounts

          The Company shall pay to the Executive all other

amounts accrued or earned by the Executive through the

Termination Date and amounts otherwise owing under the then

existing plans and policies of the Company, including but not limited to all amounts of compensation previously deferred by the

Executive (together with any accrued interest thereon) and not yet paid by the Company, and any accrued vacation pay not yet paid by the Company.


                                   14



          (j)  The Company shall pay to the Executive the amounts

due pursuant to Sections 4(a), 4(g) and 4(h)(iii) in a lump sum on the first business day of the month following the Termination

Date.  The Company shall pay to the Executive the amounts due pursuant to Section 4(i) in accordance with the terms and

conditions of the existing plans and policies of the Company.

     5.   Certain Additional Payments by the Company.

          (a)  Anything in this Agreement to the contrary

notwithstanding, but subject to Section 5(h), in the event that this Agreement shall become operative and it shall be determined

(as hereafter provided) that any payment (other than the Gross-Up payments provided for in this Section 5) or distribution by the

Company or any of its subsidiaries to or for the benefit of the

Executive, whether paid or payable or distributed or

distributable pursuant to the terms of this Agreement or

otherwise pursuant to or by reason of any other agreement,

policy, plan, program or arrangement, including without

limitation any stock option, stock appreciation right or similar right, restricted stock, deferred stock or the lapse or

termination of any restriction on, deferral period or the vesting or exercisability of any of the foregoing (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision thereto) by reason of being considered

"contingent on a change in ownership or control" of the Company,

within the meaning of Section 280G of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such tax

(such tax or  taxes, together with any such interest and

penalties, being hereafter collectively referred to as the

"Excise Tax"), then the Executive shall be entitled to receive an additional payment or payments (collectively, a "Gross-Up

Payment").  The Gross-Up Payment shall be in an amount such that,

after payment by the Executive of all taxes (including any


                           15


interest or penalties imposed with respect to such taxes),

including any Excise Tax and any income tax imposed upon the

Gross-Up Payment, the Executive retains an amount of the Gross-Up

Payment equal to the Excise Tax imposed upon the Payment.

          (b)  Subject to the provisions of Section 5(f), all

determinations required to be made under this Section 5,

including whether an Excise Tax is payable by the Executive and the amount of such Excise Tax and whether a Gross-Up Payment is required to be paid by the Company to the Executive and the

amount of such Gross-Up Payment, if any, shall be made by a

nationally recognized accounting firm (the "Accounting Firm")

selected by the Executive in his sole discretion.  The Executive shall direct the Accounting Firm to submit its determination and detailed supporting calculations to both the Company and the

Executive within 30 calendar days after the Change in Control

Date, the Termination Date, if applicable, and any such other time or times as may be requested by the Company or the

Executive.  If the Accounting Firm determines that any Excise Tax is payable by the Executive, the Company shall pay the required

Gross-Up Payment to the Executive within five business days after receipt of such determination and calculations with respect to any Payment to the Executive.  If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall, at the same time as it makes such determination, furnish the Company and the Executive an opinion that the Executive has substantial

authority not to report any Excise Tax on his federal, state or local income or other tax return.  As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision thereto) and the possibility of similar uncertainty regarding applicable state or local tax law at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the

Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder.  In the


                               16


event that the Company exhausts or fails to pursue its remedies pursuant to Section 5(f) and the Executive thereafter is required to make a payment of any Excise Tax, the Executive shall direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and the Executive as promptly as possible.  Any such Underpayment shall be promptly paid by the Company to, or for the benefit of, the Executive within five business days after receipt of such determination and calculations.

          (c)  The Company and the Executive shall each provide

the Accounting Firm access to and copies of any books, records and documents in the possession of the Company or the Executive,

as the case may be, reasonably requested by the Accounting Firm,

and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determinations and

calculations contemplated by Section 5(b).  Any determination by the Accounting Firm as to the amount of the Gross-Up Payment shall be binding upon the Company and the Executive.

          (d)  The federal, state and local income or other tax

returns filed by the Executive shall be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by the Executive.  The

Executive shall make proper payment of the amount of any Excise

Payment, and at the request of the Company, provide to the

Company true and correct copies (with any amendments) of his federal income tax return as filed with the Internal Revenue

Service and corresponding state and local tax returns, if

relevant, as filed with the applicable taxing authority, and such other documents reasonably requested by the Company, evidencing such payment.  If prior to the filing of the Executive's federal income tax return, or corresponding state or local tax return, if


                                17


relevant, the Accounting Firm determines that the amount of the

Gross-Up Payment should be reduced, the Executive shall within five business days pay to the Company the amount of such

reduction.

          (e)  The fees and expenses of the Accounting Firm for

its services in connection with the determinations and

calculations contemplated by Section 5(b) shall be borne by the

Company.  If such fees and expenses are initially paid by the

Executive, the Company shall reimburse the Executive the full amount of such fees and expenses within five business days after receipt from the Executive of a statement therefor and reasonable evidence of his payment thereof.

          (f)  The Executive shall notify the Company in writing

of any claim by the Internal Revenue Service or any other taxing authority that, if successful, would require the payment by the

Company of a Gross-Up Payment or any additional Gross-Up Payment.

Such notification shall be given as promptly as practicable but no later than 10 business days after the Executive actually

receives notice of such claim and the Executive shall further apprise the Company of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by the Executive).  The Executive shall not pay such claim prior to the earlier of (x) the expiration of the

30-calendar-day period following the date on which he gives such notice to the Company and (y) the date that any payment of amount with respect to such claim is due.  If the Company notifies the

Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

               (i)  provide the Company with any written records

          or documents in his possession relating to such claim

          reasonably requested by the Company;

               (ii) take such action in connection with

          contesting such claim as the Company shall reasonably


                                      18



          request in writing from time to time, including without

          limitation accepting legal representation with respect

          to such claim by an attorney competent in respect of

          the subject matter and reasonably selected by the

          Company;

               (iii)     cooperate with the Company in good faith

          in order effectively to contest such claim; and

               (iv) permit the Company to participate in any

          proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including interest and penalties)

incurred in connection with such contest and shall indemnify and hold harmless the Executive, on an after-tax basis, for and

against any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such

contest and payment of costs and expenses.  Without limiting the foregoing provisions of this Section 5(f), the Company shall control all proceedings taken in connection with the contest of any claim contemplated by this Section 5(f) and, at its sole option, may pursue or forego any and all administrative appeals,

proceedings, hearings and conferences with the taxing authority in respect of such claim (provided, however, that the Executive may participate therein at his own cost and expense) and may, at its option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the

Company shall determine; provided, however, that if the Company directs the Executive to pay the tax claimed and sue for a

refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any


                               19


Excise Tax or income or other tax, including interest or

penalties with respect thereto, imposed with respect to such advance; and provided further, however, that any extension of the statute of limitations relating to payment of taxes for the

taxable year of the Executive with respect to which the contested amount is claimed to be due is limited solely to such contested amount.  Furthermore, the Company's control of any such contested claim shall be limited to issues with respect to which a Gross-Up

Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (g)  If, after the receipt by the Executive of an

amount advanced by the Company pursuant to Section 5(f), the

Executive receives any refund with respect to such claim, the

Executive shall (subject to the Company's complying with the requirements of Section 5(f)) promptly pay to the Company the amount of such refund (together with any interest paid or

credited thereon after any taxes applicable thereto).  If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 5(f), a determination is made that the

Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in

writing of its intent to contest such denial or refund prior to the expiration of 30 calendar days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of any such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid by the Company to the Executive pursuant to this Section 5.

          (h)  Notwithstanding any provision of this Agreement to

the contrary, if (i) but for this sentence, the Company would be obligated to make a Gross-Up Payment to the Executive, (ii) the


                                 20


aggregate "present value" of the "parachute payments" to be paid or provided to the Executive under this Agreement or otherwise does not exceed 1.15 multiplied by two times the Executive's

"base amount," and (iii) but for this sentence, the net after-tax benefit to the Executive of the Gross-Up Payment would not exceed

$50,000 (taking into account both income taxes and any Excise

Tax), then the payments and benefits to be paid or provided under this Agreement (including any stock based compensation pursuant to Section 4(f)) will be reduced to the minimum extent necessary

(but in no event to less than zero) so that no portion of any payment or benefit to the Executive, as so reduced, constitutes an "excess parachute payment."  For purposes of this Section

5(h), the terms "excess parachute payment," "present value,"

"parachute payment," and "base amount" will have the meanings assigned to them by Section 280G of the Code.  The determination of whether any reduction in such payments or benefits to be

provided under this Agreement is required pursuant to the

preceding sentence will be made at the expense of the Company, if requested by the Executive or the Company, by the Accounting

Firm.  The fact that the Executive's right to payments or

benefits may be reduced by reason of the limitations contained in this Section 5(h) will not of itself limit or otherwise affect any other rights of the Executive other than pursuant to this

Agreement.  In the event that any payment or benefit intended to be provided under this Agreement or otherwise is required to be reduced pursuant to this Section 5(h), the Executive will be entitled to designate the payments and/or benefits to be so

reduced in order to give effect to this Section 5(h).  The

Company will provide the Executive with all information

reasonably requested by the Executive to permit the Executive to make such designation.  In the event that the Executive fails to make such designation within 10 business days of the Termination

Date, the Company may effect such reduction in any manner it deems appropriate.




                                21



     6.   No Mitigation Obligation.  The Company hereby

acknowledges that it will be difficult and may be impossible for the Executive to find reasonably comparable employment following the Termination Date.  Accordingly, the payment of the severance compensation by the Company to the Executive in accordance with the terms of this Agreement is hereby acknowledged by the Company to be reasonable, and the Executive will not be required to

mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor will any profits,

income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of the Executive hereunder or otherwise, except as expressly provided in the last sentence of Section 4(b).

     7.   Legal Fees and Expenses.

          (a)  It is the intent of the Company that the Executive

not be required to incur legal fees and the related expenses associated with the interpretation, enforcement or defense of

Executive's rights under this Agreement by litigation or

otherwise because the cost and expense thereof would

substantially detract from the benefits intended to be extended to the Executive hereunder.  Accordingly, if it should appear to the Executive that the Company has failed to comply with any of its obligations under this Agreement or in the event that the

Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Executive any or all of the benefits

provided or intended to be provided to the Executive hereunder,

the Company irrevocably  authorizes the Executive from time to time to retain counsel of Executive's choice, at the expense of the Company as hereafter provided, to advise and represent the

Executive in connection with any such interpretation, enforcement


                                 22



or defense, including without limitation the initiation or

defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction.

Notwithstanding any existing or prior attorney-client

relationship between the Company and such counsel, the Company irrevocably consents to the Executive's entering into an

attorney-client relationship with such counsel, and in that

connection the Company and the Executive agree that a

confidential relationship shall exist between the Executive and such counsel.  Without respect to whether the Executive prevails,

in whole or in part, in connection with any of the foregoing, the

Company will pay and be solely financially responsible for any and all attorneys' and related fees and expenses incurred by the

Executive in connection with any of the foregoing.

          (b)  Without limiting the obligations of the Company

pursuant to Section 7(a) hereof, in the event a Change in Control occurs, the performance of the Company's obligations under this

Section 7 shall be secured by amounts deposited or to be

deposited in trust pursuant to certain trust agreements to which the Company shall be a party, which amounts deposited shall in the aggregate be not less than $2,000,000, providing that the fees and expenses of counsel selected from time to time by the

Executive pursuant to Section 7(a) shall be paid, or reimbursed to the Executive if paid by the Executive, either in accordance with the terms of such trust agreements, or, if not so provided,

on a regular, periodic basis upon presentation by the Executive to the trustee of a statement or statements prepared by such counsel in accordance with its customary practices.  Any failure by the Company to satisfy any of its obligations under this

Section 7(b) shall not limit the rights of the Executive

hereunder.  Subject to the foregoing, the Executive shall have the status of a general unsecured creditor of the Company and shall have no right to, or security interest in, any assets of the Company or any subsidiary.


                               23



     8.   Continuing Obligations

          (a)  The Executive hereby agrees that all documents,

records, techniques, business secrets and other information which have come into his possession from time to time during his

employment with the Company shall be deemed to be confidential and proprietary to the Company and, except for personal documents and records of the Executive, shall be returned to the Company.

The Executive further agrees to retain in confidence any

confidential information known to him concerning the Company and its subsidiaries and their respective businesses so long as such information is not publicly disclosed, except that Executive may disclose any such information required to be disclosed in the normal course of his employment with the Company or pursuant to any court order or other legal process.

          (b)  The Executive hereby agrees that during the

Continuation Period, he will not directly or indirectly solicit any employee of the Company or any of its subsidiaries or

affiliated companies to join the employ of any entity that

competes with the Company or any of its subsidiaries or

affiliated companies.

     9.   Successors

          (a)  The Company shall require any successor (whether

direct or indirect, by purchase, merger, consolidation or

otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance

satisfactory to the Executive to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such

succession had taken place.  Failure of such successor entity to enter into such agreement prior to the effective date of any such succession (or, if later, within three business days after first receiving a written request for such agreement) shall constitute a breach of this Agreement and shall entitle the Executive to


                               24



terminate his employment pursuant to Section 2(a)(ii) and to receive the payments and benefits provided under Section 4.  As used in this Agreement, "Company" shall mean the Company as

hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the Agreement provided for in this Section 9 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          (b)  This Agreement shall inure to the benefit of and

be enforceable by the Executive's personal or legal

representatives, executors, administrators, successors, heirs,

distributees, devisees and legatees.  If the Executive dies while any amounts are payable to him hereunder, all such amounts,

unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there is no such designee, to his estate.

     10.  Notices

     For all purposes of this Agreement, all communications,

including without limitation notices, consents, requests or

approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission

(with receipt thereof orally confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three

business days after having been sent by a nationally recognized overnight courier service  addressed to the Company (to the

attention of the Secretary of the Company, with a copy to the

General Counsel of the Company) at its principal executive office and to the Executive at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address shall be effective only upon receipt.


                                25


     11.  Governing Law

     THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE

OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF

DELAWARE.

     12.  Miscellaneous

     No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is

agreed to in writing signed by the Executive and the Company.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or

provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time.  No

agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this

Agreement (or in any employment or other written agreement

relating to the Executive).  Notwithstanding any provision of this Agreement to the contrary, the parties' respective rights and obligations under Sections 4, 5 and 7 will survive any

termination or expiration of this Agreement or the termination of the Executive's employment following a Change in Control for any reason whatsoever.  Nothing expressed or implied in this

Agreement will create any right or duty on the part of the

Company or the Executive to have the Executive remain in the employment of the Company or any subsidiary prior to or following any Change in Control.  The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as the Company is required to withhold pursuant to any law or government regulation or ruling.  In the event that the

Company refuses or otherwise fails to make a payment when due and it is ultimately decided that the Executive is entitled to such


                               26



payment, such payment shall be increased to reflect an interest factor, compounded annually, equal to the prime rate in effect as of the date the payment was first due plus two points.  For this purpose, the prime rate shall be based on the rate identified by

Chase Manhattan Bank as its prime rate.

     13.  Separability

     The invalidity or unenforceability of any provisions of this

Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     14.  Non-assignability

     This Agreement is personal in nature and neither of the

parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder,

except as provided in Section 9.  Without limiting the foregoing,

the Executive's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his will or by the laws of descent or distribution, and in the event of any attempted assignment or transfer by Executive contrary to this Section 14 the Company shall have no liability to pay any amount so attempted to be assigned or transferred to any person other than the Executive or, in the event of his death, his

designated beneficiary or, in the absence of an effective

beneficiary designation, the Executive's estate.

     15.  Effectiveness; Term

     This Agreement will be effective and binding as of the date first above written immediately upon its execution, but, anything in this Agreement to the contrary notwithstanding, this Agreement will not be operative unless and until a Change in Control


                              27



occurs.  Upon the occurrence of a Change in Control at any time during the Term (as defined below), without further action, this

Agreement shall become immediately operative.  For purposes of this Agreement, "Term" means the period commencing as of the date first above written and expiring as of the later of (i) the fifth anniversary of the date first above written or (ii) the second anniversary of the first occurrence of a Change in Control;

provided, however, that (A) commencing on the fifth anniversary of the date first above written and each fifth anniversary date thereafter, the Term of this Agreement will automatically be extended for an additional five years unless, not later than 180 days preceding each such fifth anniversary date, the Company or the Executive shall have given notice that it or the Executive,

as the case may be, does not wish to have the Term extended and

(B) subject to Section 2(e), if, prior to a Change in Control,

the Executive ceases for any reason to be an employee of the

Company and any subsidiary, thereupon without further action the

Term shall be deemed to have expired and this Agreement will immediately terminate and be of no further effect.  For purposes of this Section 15, the Executive shall not be deemed to have ceased to be an employee of the Company and any subsidiary by reason of the transfer of Executive's employment between the

Company and any subsidiary, or among any subsidiaries.

     16   Counterparts.  This Agreement may be executed in one or

more counterparts, each of which shall be deemed to be an

original but all of which together will constitute one and the same agreement.

     17   Prior Agreement.  This Agreement supersedes and

terminates any and all prior  Executive Termination Benefits


                               28



Agreements by and among Company and the Executive.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above set forth, thereby mutually and voluntarily agreeing that this

Agreement supersedes and replaces any prior similar agreements for such termination benefits.


                                 AMR CORPORATION



                                 By: /s/ Gerard J. Arpey
                                     Gerard J. Arpey


                                 AMERICAN AIRLINES, INC.



                                 By: /s/ Gerard J. Arpey
                                     Gerard J. Arpey


                                     JEFFREY J. BRUNDAGE


                                     /s/ Jeffrey J. Brundage
















                                29